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                                                                     Exhibit 3.3


              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                   OF REDEEMABLE CONVERTIBLE PREFERRED STOCK
                        OF GLACIER WATER SERVICES, INC.

                                 JUNE 18, 2001

     GLACIER WATER SERVICES, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the Board of Directors has authorized
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the issuance of redeemable convertible preferred stock with the following voting powers, designations, preferences rights and qualifications by resolution duly adopted in accordance with the provisions of Section 151 of the DGCL to Charles Norris ("Holder"):

     From the 100,000 shares of Preferred Stock, $0.01 par value per share, of the Corporation authorized to be issued pursuant to Article FOURTH of the Certificate of Incorporation of the Corporation as now or hereafter amended (the "Certificate of Incorporation"), which term includes this Certificate of Designation, Preferences and Rights, the Corporation, by its Board of Directors, hereby designates a series of preferred stock and hereby fixes the voting powers, designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

     1.   Number and Designation of Shares.  Of the 100,000 shares of authorized
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preferred stock, 16,000 shall be designated and known as "Redeemable
Convertible Preferred Stock" (the "Preferred Stock").  The purchase price for
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the original issuance of the Preferred Stock shall be $100.00 per share.

     2.   Dividends.
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          (a) Preferential Dividends.  Holder shall be entitled to receive,
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when, as and if declared by the Board of Directors, a cumulative, preferential dividend ("Dividend") at the rate of 8% per annum of the original purchase price of each share of Preferred Stock then outstanding (adjusted appropriately for stock dividends, combinations, splits, recapitalizations and the like), payable in preference and priority to any payment of any dividend on preferred stock ranking junior to the Preferred Stock or common stock of the Corporation, par value $0.01 per share (the "Common Stock"). Provided that the Corporation has funds or assets from which it may legally pay the Dividend, the Board of Directors shall declare and the Corporation shall pay a Dividend no less frequently than the first day of each calendar quarter.

          (b) Participation.  If, after Dividends in the full preferential
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amount specified above for Preferred Stock have been paid or declared and set apart in any fiscal year of the Corporation, the Corporation declares dividends or other distributions on the Common Stock (other than shares of Common Stock as contemplated by Section 5(d)), out of funds or other assets legally available therefor, then such dividends or other distributions shall be declared pro rata on the Common Stock and Preferred Stock (and any other preferred stock of the Corporation), with each share of Preferred Stock (and other preferred stock of the Corporation) being deemed for such purpose to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Preferred Stock (or other preferred stock of the

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Corporation) is convertible immediately prior to the close of business on the record date fixed for such dividend or distribution.

          (c) No Other Right to Receive Dividends.  Except as set forth in
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Section 2(a) or (b), no right shall accrue to the Preferred Stock by reason of the fact that Dividends are not declared thereon in any period.

     3.   Liquidation Preference.
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          (a) Amount of Preference.  In the event of any voluntary or
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involuntary liquidation, dissolution or winding up of the Corporation (a
"Liquidation"), Holder shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Common Stock or any other class or series of stock of the Corporation ranking junior to Preferred Stock in respect of distribution of assets upon Liquidation, an amount equal to $100.00 per share of Preferred Stock plus any accrued but unpaid Dividends whether or not such Dividend had previously been declared by the Board of Directors ("Liquidation Amount"). If, upon any Liquidation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay Holder, and the holders of any other shares of stock of the Corporation which rank equally with Preferred Stock in respect of distribution of assets upon Liquidation, the full amount to which they shall be entitled, Holder and the holders of any such other shares of stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) Ratable Distribution.  After the payment of the Liquidation
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Amount to be paid to Holder upon the Liquidation of the Corporation, all of the remaining assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the Holder and the holders of all other preferred stock of the Corporation and the Common Stock, with each share of Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock, including fractions of a share, into which such share of Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution.

          (c) Merger or Sale.  The merger or consolidation of the Corporation
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into or with another corporation which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than 50 percent of the voting securities of the Corporation), the transfer during any 12-month period of 50 percent or more of the voting securities of the Corporation whether by way of transfer of outstanding shares of the Corporation or the issuance of new shares by the Corporation or some combination thereof, or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a Liquidation for purposes of this Section 3, unless the cash, securities and/or other assets which may be distributed to the Holder upon such merger, consideration or sale, and the value thereof, are approved in writing by the Holder. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.
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     4.   Redemption.
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          (a) Redemption Rights.  Except as otherwise provided herein, neither
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the Corporation nor Holder shall have the right at any time to demand or compel a redemption of all, or any, shares of Preferred Stock.

          (b) Optional Redemption.  The Preferred Stock may be redeemed on or
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after the third anniversary of the issuance of the Preferred Stock, at the election of the Corporation, as a whole or from time to time in part, at the following redemption prices, expressed as a percentage of the Liquidation Amount.

          On and after Third Anniversary.......................103%

          On and after Fourth Anniversary......................102%

          On and after Fifth Anniversary.......................101%

          On and after Sixth Anniversary.......................100%

          (c) Special Redemption.  The Preferred Stock may be redeemed, at the
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election of the Corporation, as a whole or from time to time in part, at 100% of the Liquidation Amount if the closing price of Corporation's common stock on the principal exchange or over the counter market in which it is traded remains at or above $19.00, subject to adjustment as is appropriate to reflect adjustments under Section 5(d), (e) or (f), for 10 consecutive trading days, provided such redemption is effected within 30 days thereafter.

          (d) Approval and Notice.  The election of the Corporation to redeem
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any Preferred Stock shall be evidenced by a resolution of the Board of Directors of the Corporation. The Corporation shall, at least 10 days prior to the redemption date (the "Redemption Date") fixed by the Corporation, deliver written notice (the "Redemption Notice") to Holder of such redemption date, the amount of Preferred Stock to be redeemed and the redemption date.

          (e) Partial Redemption.  If less than all of the outstanding Preferred
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Stock is to be redeemed, the particular shares thereof to be redeemed shall be determined on a pro rata basis, by lot or by such other method determined by the Corporation.

     5.   Conversion.
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          (a) Optional Conversion.  Preferred Stock shall be convertible from
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time to time, including, but not by way of limitation, during the period after
Holder has received a Redemption Notice but prior to the Redemption Date set forth in the Redemption Notice, in whole or part at the election of a Holder upon 10 days written notice (the "Conversion Notice") of such election to the Corporation. Upon conversion, the Holder shall receive from the Corporation that number of shares of Common Stock computed by dividing the Liquidation Amount with respect to the number of shares of the Preferred Stock to be converted by $9.50. The minimum amount of Preferred Stock which may be converted at one time shall be 5,000 shares of Preferred Stock. The timely delivery of a Conversion Notice shall terminate the Corporation's right to redeem the Preferred Stock covered by the Conversion Notice.
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     (b)  Mechanics of Conversion.
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          (i)   In order to receive certificates representing shares of Common
Stock, Holder shall surrender the certificate or certificates for such shares of Preferred Stock at the office of the transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The Corporation shall, as soon as practicable, issue and deliver at such office to Holder, or to his nominee, a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled, together with cash in lieu of any fraction of a share.

          (ii) The Corporation shall at all times during which Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. The Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that that Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock.

          (iii) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Preferred Stock so converted shall be retired and shall not be reissued as shares of Preferred Stock.

     (c)  Fractional Shares.  No fractional shares of Common Stock or scrip
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representing fractional shares shall be issued upon conversion of shares of the
Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Common Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered by such record holder. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of current per share fair market value of the Common Stock as determined in good faith by the Board of Directors on such basis as it considers appropriate.

     (d)  Subdivision or Combination of Common Stock.  If the Corporation at
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any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, or if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of shares of
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Common Stock into which each outstanding share of Preferred Stock shall be convertible shall be proportionately adjusted.

          (e) Reorganization, Reclassification, Consolidation, Merger or Sale.
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Any recapitalization, reorganization, reclassification (other than as contemplated by Section 5(d)), consolidation, merger, sale of all or substantially all of the Corporation's assets to another person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic
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Change, the Corporation shall make appropriate provisions (as determined in good faith by the disinterested members of the Board of Directors, whose determination shall be conclusive) to insure that Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of stock immediately theretofore acquirable and receivable upon the conversion of Holder's Preferred Stock, such shares of stock, securities or assets as Holder would have received in connection with such Organic Change if Holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (as determined in good faith by the disinterested members of the Board of Directors, whose determination shall be conclusive) to insure that the provisions of this Section 5 shall thereafter be applicable to Preferred Stock and to the shares of stock, securities or assets received by Holder upon such Organic Change. The Corporation shall not effect any Organic Change unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to Holder the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to acquire.

          (f) Certain Events.  If an event not specifically enumerated in this
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Section 5 occurs which has substantially the same economic effect on Common
Stock as those specifically enumerated shall occur, then this Section 5 shall be construed liberally, mutatis mutandis, in order to give Preferred Stock the
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benefit of the protections provided under this Section 5. The Corporation's
Board of Directors shall make an appropriate adjustment in the Preferred Stock conversion price so as to protect the rights of Holder; provided that no such adjustment shall increase the Preferred Stock conversion price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock.

          (g) Notices.  Promptly following any adjustment of the conversion rate
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as provided in Section 5(d), (e), or (f) the Corporation shall give written notice thereof to Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

     6.   Voting.  Except as otherwise required by law or provided herein, the
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Holder shall not be entitled to vote Holder's shares of Preferred Stock.

     7.   Sinking Fund.  There shall be no sinking fund for the payment of
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dividends or liquidation preferences on Preferred Stock or the redemption of any shares thereof.
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     8.   Representations, Covenants and Warranties of the Corporation.
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The Corporation hereby represents, warrants and covenants to Holder as follows:

          (a) As of the date of issuance of the 16,000 shares of the Preferred Stock to Holder, the Corporation has not issued or agreed to issue any other shares of Preferred Stock; and

          (b) So long as Holder continues to hold any shares of Preferred Stock, the Corporation will not issue any other preferred stock which ranks senior to Preferred Stock as to Dividends or upon a Liquidation without the written consent of Holder.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by W. David Walters, the Chief Financial Officer of the Corporation, as of June 15, 2001.

                                                  GLACIER WATER SERVICES, INC.

                                                  By__________________________
                                                    Name:
                                                    Title: